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LBB & ASSOCIATES LTD., LLP • • • CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Gilax, Corp., on Form S-1/A Amendment #1 of our report dated July 5, 2012 relating to the financial statements of Gilax Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in this registration statement.

LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
October 16, 2012